EXHIBIT 23.2

                      Consent of Daniels, McGowan & Assoc.

                            Daniels, McGowan & Assoc.
                         Attorneys and Counselors at Law

Philadelphia Office                             St. Louis Office
-------------------                             ----------------
Two Penn Center, Ste 200                        1201 Allen Market Lane, Ste. 200
Philadelphia, PA 19102-1706                     St. Louis, MO 63104
Phone:  (215) 854-6396                          Phone:  (314) 621-2728
Fax:  (215-569-0216                             Fax:  (314) 621-3388
                                                Toll Free:  800-334-2460


April 1, 2002


EFoodSafety.com, Inc.
350 West Caldwell Avenue
Visalia, CA  93277


Gentlemen:


         We  refer  to  the  Offering  Statement  on  Form  SB2  (the  "Offering
Statement") to be filed by EfoodSafety.com, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") relating to and aggregate of 12,540,000 shares of the Common Stock of the Company, no par value, (the "Shares") to be issued thereunder.

         As special counsel for the Company, we have examined such corporate documents, records and such statutory provisions and legal decisions for the state of Tennessee as we have considered necessary and appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the company have been duly taken to authorize the issuance of the shares and that the shares being exempt from registration under the Act pursuant to the Offering Statement, when issued will be duly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference made to this firm therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Offering Statement under the provisions of the Act.

Cordially,

/S/ RICHARD E. DANIELS
Daniels, McGowan & Associates